                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR 12(G) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                        KABUSHIKI KAISHA JYUPITATEREKOMU
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             (Exact Name of Registrant as Specified in its Charter)

                      JUPITER TELECOMMUNICATIONS CO., LTD.
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                (Translation of registrant's name into English)


                    Japan                         Not Applicable
           ------------------------          ------------------------
           (State of Incorporation               (I.R.S. Employer
               or Organization)                 Identification No.)

                       Higashi-Ikebukuro Center Bldg. 8F
                        41-24, Higashi-Ikebukuro 4-chome
                       Toshimu-ku, Tokyo 170-0013, Japan
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         (Address, including zip code, of Principal Executive Offices)

If this form relates to the                  If this form relates to the
registration of a class of securities        registration of a class of
pursuant to Section 12(b) of the Exchange    securities pursuant to Section
Act and is effective pursuant to General     12(g) of the Exchange Act and is
Instruction A.(c), please check the          pursuant to General Instruction
following box. / /                           A.(d), please check the following
                                             box. /X/

Securities Act registration statement file number to which this form relates:  333-49502
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               (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                Name of Each Exchange on Which
          to be so Registered                Each Class is to be Registered
          -------------------                ------------------------------
             Not Applicable                            Not Applicable


Securities to be registered pursuant to Section 12(g) of the Act:

                         Ordinary Shares, no par value*
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                                (Title of Class)


* American depositary shares, which will be listed for quotation on the Nasdaq National Market, representing the Ordinary Shares to be registered hereunder are being registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form F-6 and, accordingly, are exempt from registration pursuant to Rule 12g3-2(c) promulgated under Section 12(g) of the Securities Exchange Act of 1934, as amended.
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     This registration statement relates to the registration with the Securities and Exchange Commission (the "Commission") of Ordinary Shares, without par value (the "Ordinary Shares"), of Jupiter Telecommunications Co., Ltd., a corporation organized under the laws of Japan (the "Registrant"), under the Securities Exchange Act of 1934, as amended. Reference is made to the descriptions of the Ordinary Shares, including Ordinary Shares represented by American depositary shares, to be registered hereunder and rights and restrictions associated therewith as set forth under the captions "Description of Capital Stock," "Description of American Depositary Receipts," "Japanese Foreign Exchange and Other Regulations" and "Tax Considerations" of the Registrant's prospectus included in its Registration Statement (the "Registration Statement") on Form F-1 (No. 333-49502) as originally filed with the Commission on November 8, 2000 pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and all amendments to the Registration Statement subsequently filed with the Commission including any prospectus relating thereto subsequently filed pursuant to Rule 424 of the Securities Act. The Registration Statement and all amendments thereto are incorporated by reference herein in accordance with the Instruction to Item 1 of Form 8-A.

ITEM 2. EXHIBITS

The following exhibits are filed as part of this registration statement:

EXHIBIT
NUMBER                             DESCRIPTION OF DOCUMENT
-------                            -----------------------
 3.1*          Articles of Incorporation.**

 3.2*          Share Handling Rules, as amended, of the Registrant.**

 3.3*          Rules of the Board of Directors of the Registrant.**

 3.4*          Rules of the Board of Corporate Auditors of the Registrant.**

 4.1* Specimen certificate of the Registrant representing the ordinary shares.**

 4.2*          Form of Deposit Agreement among the Registrant, The Bank of New
               York, as depositary, and all owners and holders from time to time of American Depositary Receipts, including the form of American Depositary Receipt.

 4.3*          Form of Registration Rights Agreement.

 4.4*          Form of Shareholders Agreement among Sumitomo Corporation,
               Liberty Media Corporation, Liberty Jupiter, Inc., Liberty Japan,
               Inc., Microsoft Corporation and Microsoft Holdings V, Inc.

___________

* Incorporated by reference to the Exhibits of the same number to the Registrant's Registration Statement on Form F-1 (No. 333-49502), as amended, as originally filed on November 8, 2000 pursuant to Rule 12b-32.

** Indicates an English translation of a Japanese language document.
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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 7, 2000                  JUPITER TELECOMMUNICATIONS CO., LTD.


                                        By: /s/ Tsunetoshi Ishibashi
                                            -------------------------------
                                            Tsunetoshi Ishibashi
                                            Representative Director, Chairman

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                                 EXHIBIT INDEX

Exhibit
Number                   Description of Document
------                   -----------------------
3.1*           Articles of Incorporation.**

3.2*           Share Handling Rules, as amended, of the Registrant.**

3.3*           Rules of the Board of Directors of the Registrant.**

3.4*           Rules of the Board of Corporate Auditors of the Registrant.**

4.1*           Specimen certificate of the Registrant representing the Ordinary
               Shares.**

4.2*           Form of Deposit Agreement among the Registrant, The Bank of New
               York, as depositary, and all owners and holders from time to time of American Depositary Receipts, including the form of American
               Depositary Receipt.

4.3*           Form of Registration Rights Agreement.

4.4*           Form of Shareholders Agreement among Sumitomo Corporation,
               Liberty Media Corporation, Liberty Jupiter, Inc., Liberty Japan,
               Inc., Microsoft Corporation and Microsoft Holdings V, Inc.

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*  Incorporated by reference to the Exhibits of the same number to the
   Registrant's Registration Statement on Form F-1 (No. 333-49502), as amended, as originally filed on November 8, 2000 pursuant to Rule 12b-32.

** Indicates an English translation of a Japanese language document.